EXHIBIT 99.1

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Initiates Southern Delaware Basin Drilling Program
and Provides 2017 Drilling Program

 January 9, 2017 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango”) announced today a drilling update, guidance on its 2017 capital program and the addition of 2017 oil and natural gas hedges.

Southern Delaware Basin Drilling Program – Pecos County, Texas

We previously disclosed the acquisition, from a private seller, of one-half of their interest in approximately 12,100 gross acres (5,000 net, to Contango)  in Pecos County, Texas within the Southern Delaware Basin, with the seller continuing as an equal partner through the development of our acreage position.  We have an average 48.8%  operated working interest in the first 3 wells.    Since the closing of that transaction in late July 2016, we and our partner have increased our leasehold footprint to approximately 6,250 acres, net to Contango.    With the additional acreage, we currently estimate that we now have close to 200 gross drilling locations, initially targeting the Wolfcamp A, Wolfcamp B and Second Bone Spring formations.  Substantially all of the locations can accommodate 10,000’ laterals.

In late November, we completed the drilling phase of our initial well on our Pecos County acreage, the Lonestar-Gunfighter #1H, an Upper Wolfcamp test that is currently being completed.  The location of this well is in the northwest portion of our lease position.  The well was drilled to a total depth of approximately 20,800 feet in 38 days  (exclusive of formation evaluation) with a 10,500 foot lateral section drilled in 9 of the 38 days, and is currently being completed with 50 stages of fracture stimulation.  Initial production from the well is expected to commence in mid/late January, with reported results planned for approximately 30 days later.

After the drilling of the Lonestar-Gunfighter well, the drilling rig was moved to the central portion of our acreage where the next two wells are being batch drilled and  will be completed concurrently from a common surface location,  each well also targeting the Upper Wolfcamp. The second and third wells, the Rude Ram #1H and the Ripper State #1H, respectively, have been drilled and cased to horizontal landing point, and drilling of the laterals continues.  Similar to the Lonestar-Gunfighter, these two wells will also be drilled to a total measured depth of approximately 21,000 feet, including a 10,000 foot lateral with approximately 50 stages of fracture stimulation.  Completion operations on the Rude Ram and the Ripper State wells, utilizing a zipper frac strategy, are currently scheduled to begin in mid-March, with initial production expected to commence in mid-April.

Our current development plan is to drill and complete four wells in sequence, take a pause in drilling to assess initial production performance from those first four wells, and then recommence drilling operations after making any appropriate adjustments to our completion techniques with the goal of maximizing well performance and ultimate recovery.  We currently estimate that we will resume drilling in July and expect to drill five more Southern Delaware Basin wells over the remainder of 2017.

We currently forecast a total capital budget for 2017 of approximately $46.3 million, including $36.6 million for drilling and/or completing nine gross wells in Pecos County.  Consistent with our past philosophy, we will initially limit our 2017 capital expenditures to those that are generally funded by internally generated cash flow. To the extent that well performance exceeds our expectations, or commodity prices increase significantly,  however, we possess the financial flexibility to expand our program during the year.

Management Commentary

Allan D. Keel, the Company’s President and Chief Executive Officer, said “We were truly fortunate to have been able to acquire such a high quality position in the expanding Southern Delaware Basin this year, and at a very attractive entry price; and we are extremely excited about the commencement of the development of that position. While our initial focus will be on the Wolfcamp A and B and Second Bone Spring formations, we also believe that there could be a number of other prospective formations in our area.  The Delaware Basin is one of the few domestic plays that provide return-justified drilling opportunities in the current price environment.  There have also been a number of recently announced asset transactions nearby at prices in the range of $30,000 per undeveloped acre, after adjusting for production, that make us optimistic about the inherent value of our position. We believe that our current acreage position in the Delaware has the potential to be very impactful for our shareholders.”

Derivative Instruments Update

As commodity prices began to rise in early December, we took advantage of that strength in the price environment to add additional minimum price protection, through swaps, for the following forecasted monthly production volumes during 2017.  Specific amounts of new hedges were as follows:

Commodity	Period	Derivative	Volume/Month	Price/Unit (1)
Natural Gas	Jan – July 2017	Swap	300,000 mmbtu	$ 3.505
	Aug – Oct 2017	Swap	70,000 mmbtu	$ 3.505
	Nov – Dec 2017	Swap	300,000 mmbtu	$ 3.505

(1)	Commodity derivative based on NYMEX (Henry Hub) pricing.

Inclusive of natural gas hedges already in place for 2017, the above swaps provide price protection on approximately 50% of our currently forecasted PDP natural gas production for 2017.

We also took advantage of the increase in crude oil prices to add the following swaps for 2017.  These crude oil swaps provide minimum price protection for approximately 54% of currently forecasted PDP crude production for 2017.

Commodity	Period	Derivative	Volume/Month	Price/Unit (2)
Crude Oil	Jan - July 2017	Swap	9,000 barrels	$ 53.95
	Aug - Oct 2017	Swap	6,000 barrels	$ 53.95
	Nov - Dec 2017	Swap	8,000 barrels	$ 53.95

Crude Oil	Jan - Dec 2017	Swap	9,000 barrels	$ 56.20

(2)	Commodity derivative based on NYMEX (WTI) pricing.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Texas and Rocky Mountain regions of the United States. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in  exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:

Contango Oil & Gas Company

E. Joseph Grady – 713-236-7400Sergio Castro – 713-236-7400

Senior Vice President and Chief Financial OfficerVice President and Treasurer